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                                                                EXHIBIT 99.B21.1

                                 CODE OF ETHICS

                             FOR ACCESS PERSONS OF
                       THE STRONG FAMILY OF MUTUAL FUNDS,
                        STRONG CAPITAL MANAGEMENT, INC.,
                      AND STRONG FUNDS DISTRIBUTORS, INC.



                             [STRONG FUNDS LOGO]

                        STRONG CAPITAL MANAGEMENT, INC.
                                October 18, 1996
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                                 CODE OF ETHICS

                             For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                      and Strong Funds Distributors, Inc.
                             Dated October 18, 1996

                               Table of Contents

I.  INTRODUCTION ..............................................................1
A.  Fiduciary Duty ............................................................1
1.  Place the interests of Advisory Clients first .............................1
2.  Avoid taking inappropriate advantage of their position ....................1
3.  Conduct all Personal Securities Transactions in full compliance with this Code including both the preclearance and reporting requirements ......1
B.  Appendices to the Code ....................................................2
1.  Definitions ...............................................................2
2.  Contact Persons ...........................................................2
3.  Disclosure of Personal Holdings in Securities .............................2
4.  Acknowledgment of Receipt of Code of Ethics and Limited Power of Attorney..2
5.  Preclearance Request for Access Persons ...................................2
6.  Annual Code of Ethics Questionnaire .......................................2
7.  List of Broad-Based Indices ...............................................2
8.  Form Letter to Broker or Bank .............................................2
9.  Gift Policy ...............................................................2
C.  Application of the Code to Independent Fund Directors .....................2
D.  Application of the Code to Funds Subadvised by SCM ........................2
II. PERSONAL SECURITIES TRANSACTIONS ..........................................2
A.  Annual Disclosure of Personal Holdings by Access Persons ..................2
B.  Preclearance Requirements for Access Persons ..............................3
1.  General Requirement .......................................................3
2.  Transactions Exempt from Preclearance Requirements ........................3
a.  Mutual Funds ..............................................................3
b.  No Knowledge ..............................................................3
c.  Certain Corporate Actions .................................................3
d.  Rights ....................................................................3
e.  Miscellaneous .............................................................3
3.  Application to Commodities, Futures, Options on Futures and Options
    on Broad-Based Indices ....................................................4
C.  Preclearance Requests .....................................................4
1.  Trade Authorization Request Forms .........................................4
2.  Review of Form ............................................................4
3.  Access Person Designees ...................................................4
D.  Prohibited Transactions ...................................................5
1.  Prohibited Securities Transactions ........................................5


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a.  Initial Public Offerings ..................................................5
b.  Pending Buy or Sell Orders ................................................5
c.  Seven Day Blackout ........................................................5
d.  Intention to Buy or Sell for Advisory Client ..............................5
e.  60-Day Blackout ...........................................................6
2.  Always Prohibited Securities Transactions .................................6
a.  Inside Information ........................................................6
b.  Market Manipulation .......................................................6
c.  Large Positions in Non-Strong Funds .......................................6
d.  Others ....................................................................6
3.  Private Placements ........................................................6
4.  No Explanation Required for Refusals ......................................6
E.  Execution of Personal Securities Transactions .............................7
F.  Length of Trade Authorization Approval ....................................7
G.  Trade Reporting Requirements ..............................................7
1.  Reporting Requirement .....................................................7
2.  Disclaimers ...............................................................8
3.  Quarterly Review ..........................................................8
4.  Availability of Reports ...................................................8
5.  Record Retention ..........................................................8
III.  FIDUCIARY DUTIES ........................................................9
A.  Confidentiality ...........................................................9
B.  Gifts .....................................................................9
1.  Accepting Gifts ...........................................................9
2.  Solicitation of Gifts .....................................................9
3.  Giving Gifts ..............................................................9
C.  Payments to Advisory Clients ..............................................9
D.  Corporate Opportunities ...................................................9
E.  Undue Influence ...........................................................9
F.  Service as a Director ....................................................10
G.  Involvement in Criminal Matters or Investment-Related Civil Proceedings ..10
IV.  COMPLIANCE WITH THIS CODE OF ETHICS .....................................10
A.  Code of Ethics Review Committee ..........................................10
1.  Membership, Voting, and Quorum ...........................................10
2.  Investigating Violations of the Code .....................................10
3.  Annual Reports ...........................................................11
B.  Remedies .................................................................11
1.  Sanctions ................................................................11
2.  Sole Authority ...........................................................11
3.  Review ...................................................................11
C.  Exceptions to the Code ...................................................12
D.  Compliance Certification .................................................12
E.  Inquiries Regarding the Code .............................................12

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                                 CODE OF ETHICS

                             For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                      and Strong Funds Distributors, Inc.
                             Dated October 18, 1996

                              Table of Appendices


Appendix 1  (Definitions) ....................................................13
Appendix 2  (Contact Persons) ................................................16
Appendix 3  (Disclosure of Personal Holdings in Securities)...................17
Appendix 4  (Acknowledgment of Receipt of Code of Ethics and
  Limited Power of Attorney) .................................................18
Appendix 5  (Preclearance Request for Access Persons) ........................19
Appendix 6  (Annual Code of Ethics Questionnaire) ............................20
Appendix 7  (List of Broad-Based Indices) ....................................23
Appendix 8  (Form Letter to Broker or Bank) ..................................24
Appendix 9  (Gift Policy) ....................................................25



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                                 CODE OF ETHICS

                             For Access Persons of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                      and Strong Funds Distributors, Inc.
                             Dated October 18, 1996

                               I.   INTRODUCTION

     A. Fiduciary Duty. This Code of Ethics is based upon the principle that directors, officers, and employees of Strong Capital Management, Inc. ("SCM"), Strong Funds Distributors, Inc. ("the Distributor"), and the Strong Family of Mutual Funds ("the Strong Funds") have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Capitalized words are defined in Appendix 1. Access Persons must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of the Advisory Clients of SCM.

      As fiduciaries, Access Persons must at all times:

           1. Place the interests of Advisory Clients first. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Advisory Clients of SCM. An Access Person may not induce or cause an Advisory Client to take action, or not to take action, for personal benefit, rather than for the benefit of the Advisory Client. For example, an Access Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned for the purpose of increasing the price of that Security.

           2. Avoid taking inappropriate advantage of their position. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Strong Funds, SCM, the Distributor, or their clients could call into question the exercise of an Access Person's independent judgment. Access persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

           3. Conduct all Personal Securities Transactions in full compliance with this Code including both the preclearance and reporting requirements.

     Doubtful situations should be resolved in favor of Advisory Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.


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     B.    Appendices to the Code.  The appendices to this Code are attached hereto and are a part of the Code, and include the following:

           1. Definitions--capitalized words as defined in the Code--(Appendix
      1),

           2. Contact Persons, including the Preclearance Officer designees, and the Code of Ethics Review Committee (Appendix 2),

           3. Disclosure of Personal Holdings in Securities  (Appendix 3),

           4. Acknowledgment of Receipt of Code of Ethics and Limited Power of Attorney (Appendix 4),

           5. Preclearance Request for Access Persons  (Appendix 5),

           6. Annual Code of Ethics Questionnaire  (Appendix 6),

           7. List of Broad-Based Indices  (Appendix 7),

           8. Form Letter to Broker or Bank  (Appendix 8), and

           9. Gift Policy  (Appendix 9).

     C. Application of the Code to Independent Fund Directors. This Code applies to Independent Fund Directors, and requires Independent Fund Directors and their Immediate Families to report Securities Transactions to the Compliance Department in accordance with Section II.G. However, provisions of the Code requiring the disclosure of personal holdings (Section II.A.), preclearance of trades (Section II.B.), prohibited transactions (II.D.1.), private placements (Section II.D.3.), restrictions on serving as a director of a publicly-traded company (Section III.F.), and receipt of gifts (Section III.B.) do not apply to Independent Fund Directors.

     D. Application of the Code to Funds Subadvised by SCM. This Code does not apply to the directors, officers, and general partners of Funds for which SCM serves as a subadviser.


                 II.  PERSONAL SECURITIES TRANSACTIONS

     A. Annual Disclosure of Personal Holdings by Access Persons. Upon designation as an Access Person, and thereafter on an annual basis, all Access Persons must disclose on the Disclosure of Personal Holdings In Securities Form (Appendix 3) (or a substantially similar form) all Securities in which they have a Beneficial Interest and all Securities in non-client accounts for which they make investment decisions (previously reported holdings need not be reported). This provision does not apply to Independent Fund Directors.


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     B.    Preclearance Requirements for Access Persons.

           1. General Requirement.  Except for the transactions set forth in
      Section II.B.2., all Securities Transactions in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest must be precleared with the Preclearance Officer or his designee. This provision does not apply to transactions of Independent Fund Directors and their Immediate Families.

           2. Transactions Exempt from Preclearance Requirements. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.B.1. of this Code:

                 a. Mutual Funds.  Securities issued by any registered open-end investment companies (including but not limited to the Strong
            Funds);

                 b. No Knowledge.  Securities Transactions where neither SCM, the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

                 c. Certain Corporate Actions.  Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                 d. Rights.  Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

                 e. Miscellaneous.  Any transaction in the following: (1)
            bankers acceptances, (2) bank certificates of deposit ("CDs"), (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. government, (6) equity securities held in dividend reinvestment plans ("DRIPs"), (7) Securities of the employer of a member of the Access Person's Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a Profit Sharing plan, 401(k) plan, ESOP, or other similar plan, and (8) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the grounds that the risk of abuse is minimal or non-existent.

            THE SECURITIES TRANSACTIONS LISTED ABOVE ARE NOT EXEMPT FROM THE REPORTING REQUIREMENTS SET FORTH IN SECTION II.G.

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           3. Application to Commodities, Futures, Options on Futures and
      Options on Broad-Based Indices. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks), options on futures, options on currencies, and options on certain indices designated by the Compliance Department as broad-based are not subject to the preclearance, seven day black out, 60-day profit disgorgement, and prohibited transaction provisions of Section II.D.I of the Code, but are subject to transaction reporting. The options on indices designated by the Compliance Department as broad-based may be changed from time to time and are listed in Appendix 7. The options on indices that are not designated as broad-based are subject to the preclearance, seven-day blackout, 60-day profit disgorgement, prohibited transaction, and reporting provisions of the Code.

      C.   Preclearance Requests.

           1. Trade Authorization Request Forms. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete, IN WRITING, a Preclearance Request For Access Persons Form as set forth in Appendix 5 and submit the completed form to the Preclearance Officer (or his designee). The Preclearance Request For Access Persons Form requires Access Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Preclearance Officer that require preclearance must be submitted to his designee.

           2. Review of Form. After receiving the completed Preclearance Request For Access Persons Form, the Preclearance Officer (or his designee) will (a) review the information set forth in the form, (b) independently confirm whether the Securities are held by any Funds or other accounts managed by SCM and whether there are any unexecuted orders to purchase or sell the Securities by any Fund or accounts managed by SCM, and (c) as soon as reasonably practicable, determine whether to clear the proposed Securities Transaction. The authorization, date, and time of the authorization must be reflected on the Preclearance Request For Access Persons Form. The Preclearance Officer (or his designee) will keep one copy of the completed form for the Compliance Department, send one copy to the Access Person seeking authorization, and send the third copy to the Trading Department, which will cause the transaction to be executed.

      No order for a securities transaction for which preclearance authorization is sought may be placed prior to the receipt of written authorization of the transaction by the preclearance officer (or his designee). Verbal approvals are not permitted.

           3. Access Person Designees. If an Access Person is away from SCM's principal office and desires to effect a personal Securities Transaction prior to his or her return, such Access Person may designate an individual at SCM to complete and submit

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      for preclearance on his or her behalf a Preclearance Request for Access
      Persons Form provided the following requirements are satisfied:

                a. The Access Person communicates the details of the trade and affirms the accuracy of the representations and warranties contained on the Form directly to such designated person; and

                b. The designated person completes the Preclearance Request For Access Persons Form on behalf of the Access Person in accordance with the requirements of the Code and then executes the Access Person Designee Certification contained in the Form. The Access Person does not need to sign the Form so long as the foregoing certification is provided.

      D.   Prohibited Transactions.

           1. Prohibited Securities Transactions. The following Securities Transactions for accounts in which an Access Person or a member of his or her Immediate Family have a Beneficial Interest, to the extent they require preclearance under Section II.B. above, are prohibited and will not be authorized by the Preclearance Officer (or his designee) absent exceptional circumstances:

                 a. Initial Public Offerings.  Any purchase of Securities in an initial public offering (other than a new offering of a registered open-end investment company);

                 b. Pending Buy or Sell Orders.  Any purchase or sale of
            Securities on any day during which any Advisory Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn;

                 c. Seven Day Blackout.  Purchases or sales of Securities by a
            Portfolio Manager within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client managed by that Portfolio Manager, unless the purchase or sale is a Program Trade. For example, if a Fund trades in a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a beneficial interest;

                 d. Intention to Buy or Sell for Advisory Client.  Purchases or
            sales of Securities at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client; and


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                 e. 60-Day Blackout.  (1) Purchases of a Security in which an
            Access Person acquires a Beneficial Interest within 60 days of the sale of the Security (or an Equivalent Security) in which the same Access Person had a Beneficial Interest, and (2) sales of a Security in which an Access Person had a Beneficial Interest within 60 days of the purchase of the Security (or an Equivalent Security) in which the same Access Person has a Beneficial Interest, unless, in each case, the Access Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.1.

           2. Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

                 a. Inside Information.  Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

                 b. Market Manipulation.  Transactions intended to raise,
            lower, or maintain the price of any Security or to create a false appearance of active trading;

                 c. Large Positions in Non-Strong Funds.  Transactions in a
            registered investment company (other than the Strong Funds) which result in the Access Person owning five percent or more of any class of securities in such investment company; and

                 d. Others.  Any other transactions deemed by the Preclearance
            Officer (or his designee) to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

           3. Private Placements. Acquisitions of Beneficial Interests in Securities in a private placement by an Access Person is strongly discouraged. The Preclearance Officer (or his designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person. Access Persons who have been authorized to acquire and have acquired securities in a private placement are required to disclose that investment to the Compliance Department when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client and the decision to purchase securities of the issuer by an Advisory Client must be independently authorized by a Portfolio Manager with no personal interest in the issuer. This provision does not apply to Independent Fund Directors.

           4. No Explanation Required for Refusals. In some cases, the Preclearance Officer (or his designee) may refuse to authorize a Securities Transaction for a reason that

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      is confidential.  The Preclearance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     E. Execution of Personal Securities Transactions. Unless an exception is provided in writing by the Compliance Department, all transactions in Securities subject to the preclearance requirements for which an Access Person or a member of his or her Immediate Family has a Beneficial Interest shall be executed by the Trading Department. IN ALL INSTANCES, THE TRADING DEPARTMENT MUST GIVE PRIORITY TO CLIENT TRADES OVER ACCESS PERSON TRADES.

     F. Length of Trade Authorization Approval. The authorization provided by the Preclearance Officer (or his designee) is effective until the earlier of
(1) its revocation, (2) the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or (3) the Access Person learns that the information in the Trade Authorization Request Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order or a not held order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way.

     G.    Trade Reporting Requirements.

           1. Reporting Requirement. EVERY ACCESS PERSON AND MEMBERS OF HIS OR HER IMMEDIATE FAMILY (INCLUDING INDEPENDENT FUND DIRECTORS AND THEIR IMMEDIATE FAMILIES) MUST ARRANGE FOR THE COMPLIANCE DEPARTMENT TO RECEIVE DIRECTLY FROM ANY BROKER, DEALER, OR BANK THAT EFFECTS ANY SECURITIES TRANSACTION, DUPLICATE COPIES OF EACH CONFIRMATION FOR EACH SUCH TRANSACTION AND PERIODIC STATEMENTS FOR EACH BROKERAGE ACCOUNT IN WHICH SUCH ACCESS PERSON HAS A BENEFICIAL INTEREST. Attached hereto as Appendix 8 is a form letter that may be used to request such documents from such entities. An Access Person must arrange to have duplicate confirmations and periodic statements sent within 30 days of the sooner of (1) designation as an Access Person, or (2) the establishment of the account at the broker, dealer or bank. If the Access Person is unable to arrange for the above, the Access Person must immediately notify the Compliance Department. THE FOREGOING DOES NOT APPLY TO TRANSACTIONS AND HOLDINGS IN (1) OPEN-END INVESTMENT COMPANIES INCLUDING BUT NOT LIMITED TO THE STRONG FUNDS, (2) BANK CERTIFICATES OF DEPOSIT ("CDS"), (3) EQUITY SECURITIES HELD IN DIVIDEND REINVESTMENT PLANS ("DRIPS"), OR (4) SECURITIES OF THE EMPLOYER OF A MEMBER OF THE ACCESS PERSON'S IMMEDIATE FAMILY IF SUCH SECURITIES ARE BENEFICIALLY OWNED THROUGH PARTICIPATION BY THE IMMEDIATE FAMILY MEMBER IN A PROFIT SHARING PLAN, 401(K) PLAN, ESOP, OR OTHER SIMILAR PLAN.


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           2.    Disclaimers.  Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

           3. Quarterly Review. At least quarterly, for Securities Transactions requiring preclearance under this Code, the Preclearance Officer (or his designee) shall compare the confirmations and periodic statements provided pursuant to Section II.G.1. above, to the approved Trade Authorization Request Forms. Such review shall include:

                 a. Whether the Securities Transaction complied with this Code;

                 b. Whether the Securities Transaction was authorized in
            advance of its placement;

                 c. Whether the Securities Transaction was executed within two full trading days of when it was authorized;

                 d. Whether any Fund or accounts managed by SCM owned the
            Securities at the time of the Securities Transaction, and;

                 e. Whether any Fund or separate accounts managed by SCM
            purchased or sold the Securities in the Securities Transaction within at least 10 days of the Securities Transaction.

           4. Availability of Reports. All information supplied pursuant to this Code will be available for inspection by the Boards of Directors of SCM and SFDI, the Board of Directors of each Strong Fund, the Code of Ethics Review Committee, the Compliance Department, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which the Strong Funds, SCM or the Distributor is a member, and any state securities commission, as well as any attorney or agent of the foregoing, the Strong Funds, SCM, or the Distributor.

           5. Record Retention. SCM shall keep and maintain for at least six years records of the procedures it follows in connection with the preclearance and reporting requirements of this Code and, for each Securities Transaction, the information relied on by the Preclearance Officer (or his designee) in authorizing the Securities Transaction and making the post-Securities Transaction determination of Section II.G.3.





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                            III.   FIDUCIARY DUTIES

     A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

     B. Gifts. The following provisions on gifts apply only to employees of SCM and the Distributor.

           1. Accepting Gifts. On occasion, because of their position with SCM, the Distributor, or the Strong Funds, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of SCM, the Distributor, and the Strong Funds. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Please see the Gift Policy Reminder memorandum dated December 1, 1994 (Appendix 9) for additional information.

           If an employee receives any gift that might be prohibited under this Code, the employee must inform the Compliance Department.

           2. Solicitation of Gifts. Employees of SCM or the Distributor may not solicit gifts or gratuities.

           3. Giving Gifts. Employees of SCM or the Distributor may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm. Please see the Gift Policy Reminder memorandum dated December 1, 1994 (Appendix 9) for additional information.

     C. Payments to Advisory Clients. Access Persons may not make any payments to Advisory Clients in order to resolve any type of Advisory Client complaint. All such matters must be handled by the Legal Department.

     D. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client, SCM, or the Distributor. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for an Advisory Client.

     E. Undue Influence. Access Persons may not cause or attempt to cause any Advisory Client to purchase, sell, or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person or Immediate Family Member stands

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to materially benefit from an investment decision for an Advisory
Client that the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Advisory Client (or to the Compliance Department if the Access Person in question is a person with authority to make investment decisions for the Advisory Client), any Beneficial Interest that the Access Person (or Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family) or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Compliance Department, must determine whether the Access Person will be restricted in making investment decisions.

     F. Service as a Director. No Access Person, other than an Independent Fund Director, may serve on the board of directors of a publicly-held company not affiliated with SCM, the Distributor, or the Strong Funds absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Access Person be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the Access Person sits.

     G. Involvement in Criminal Matters or Investment-Related Civil Proceedings. Each Access Person must notify the Compliance Department, as soon as reasonably practical, if arrested, arraigned, indicted, or pleads no contest to, any criminal offense (other than minor traffic violations), or if named as a defendant in any Investment-Related civil proceedings, or any administrative or disciplinary action.


                   IV.    COMPLIANCE WITH THIS CODE OF ETHICS

     A. Code of Ethics Review Committee.

           1. Membership, Voting, and Quorum. The Code of Ethics Review Committee shall initially consist of the General Counsel, President, and Chief Financial Officer of SCM. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by the majority vote of the remaining members of the Committee; provided, however, in the event that the General Counsel is unavailable, at least one member of the Committee shall also be a member of the Compliance Department.

           2. Investigating Violations of the Code. The General Counsel or his or her designee is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any material violation of the Code by an employee of SCM or the Distributor for which significant remedial action was taken will be reported to the Boards of Directors of the Strong Funds not later than the next regularly scheduled quarterly Board meeting.

           3. Annual Reports. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the Boards of Directors of SCM, the Distributor, and each Strong Fund that:

                 a. Summarizes existing procedures concerning personal
            investing and any changes in the procedures made during the past year;

                 b. Identifies any violation requiring significant remedial action during the past year, and

                 c. Identifies any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

      B. Remedies.

           1. Sanctions. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization. No member of the Code of Ethics Review Committee may review his or her own transaction.

           2. Sole Authority. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section IV.B.3. below, to determine the remedy for any violation of the Code, including appropriate disposition of any moneys forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

           3. Review. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code that merits significant remedial action, it will report promptly to the Boards of Directors of SCM and/or the Distributor (as appropriate), and no less frequently than the quarterly meeting to the Boards of Directors of the applicable Strong Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of SCM, the

      Distributor, and the Strong Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether to delay the imposition of any sanctions pending review by the applicable Boards of Directors.

     C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the General Counsel of SCM may grant exceptions to the requirements of the Code on a case by case basis if he finds that the proposed conduct involves negligible opportunity for abuse. All material exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to the Boards of Directors of the SCM Funds at their next regularly scheduled meeting after the exception is granted.

     D. Compliance Certification. At least annually, all Access Persons will be required to certify on the Annual Code of Ethics Questionnaire set forth in Appendix 6 or on a document substantially in the form of Appendix 6 that they have complied with the Code in all respects.

     E. Inquiries Regarding the Code. The Compliance Department will answer any questions about this Code or any other compliance-related matters.

October 18, 1996

                                                                      Appendix 1
                                  DEFINITIONS

     "Access Person" means (1) every director, officer, and general partner of SCM, the Distributor and the Strong Funds; (2) every employee of SCM and the Distributor who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a security by an Advisory Client's account; (3) every employee of SCM and the Distributor who is involved in making purchase or sale recommendations for an Advisory Client's account; (4) every employee of SCM and the Distributor who obtains information concerning such recommendations prior to their dissemination, and (5) such agents of SCM, the Distributor, or the Funds as the Compliance Department shall designate who may be deemed an Access Person if they were an employee of the foregoing. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e)(1) promulgated under the Investment Company Act of 1940.

     "Advisory Client" means any client (including both investment companies and managed accounts) for which SCM serves as an investment adviser or subadviser, renders investment advice, or makes investment decisions.

     "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts, and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "Code" means this Code of Ethics.

     "Compliance Department" means the designated persons in the SCM Legal Department listed on Appendix 2, as such Appendix shall be amended from time to time.

     "The Distributor" means Strong Funds Distributors, Inc.

     "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security that is convertible into the equity Security of the issuer. Examples include options, rights, stock appreciation rights, warrants, and convertible bonds.

     "Fund" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) for which SCM serves as an adviser or subadviser.

     "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

                   child       grandparent    son-in-law
                   stepchild   spouse         daughter-in-law
                   grandchild  sibling        brother-in-law
                   parent      mother-in-law  sister-in-law
                   stepparent  father-in-law


Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the General Counsel determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "Independent Fund Director" means an independent director of an investment company for which SCM serves as the advisor.

     "Legal Department" means the SCM Legal Department.

     "Portfolio Manager" means a person who has or shares principal day-to-day responsibility for managing the portfolio of an Advisory Client.

     "Preclearance Officer" means the person designated as the Preclearance Officer in Appendix 2 hereof.

     "Program Trade" means where a Portfolio Manager directs a trader to do trades in, at a minimum, 25-30% of the Securities in an account. Program Trades, generally, arise in three situations: (1) cash or other assets are being added to an account and the Portfolio Manager instructs the trader that new securities are to be bought in a manner that maintains the account's existing allocations; (2) cash is being withdrawn from an account and the Portfolio Manager instructs the trader that securities are to be sold in a manner that maintains the account's current securities allocations; and (3) a new account is established and the Portfolio Manager instructs the trader to buy specific securities in the same allocation percentages as are held by other client accounts.

     "SEC" means the Securities and Exchange Commission.

     "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. Security does not include futures, options on futures, or options on currencies, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "Securities Transaction" means a purchase or sale of Securities in which an Access Person or a members of his or her Immediate Family has or acquires a Beneficial Interest.

     "SCM" means Strong Capital Management, Inc.

     "Strong Funds" means the investment companies comprising the Strong Family of Mutual Funds.

                                                                      Appendix 2

                                CONTACT PERSONS

PRECLEARANCE OFFICER

     1. Thomas P. Lemke, General Counsel of SCM

DESIGNEES OF PRECLEARANCE OFFICER

     1. Jeffrey C. Nellessen
     2. Stephen J. Shenkenberg

COMPLIANCE DEPARTMENT

      1. Thomas P. Lemke
      2. Jeffrey C. Nellessen
      3. Stephen J. Shenkenberg
      4. Jeffery A. Arnson
      5. Donna J. Lelinski

CODE OF ETHICS REVIEW COMMITTEE

      1. John Dragisic, President of SCM
      2. Chief Financial Officer of SCM
      3. Thomas P. Lemke, General Counsel of SCM

                                                                      Appendix 3
                        PERSONAL HOLDINGS IN SECURITIES

     In accordance with Section II.A. of the Code of Ethics, please provide a list of all Securities (other than open-end investment companies) in which each Access Person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person and all Securities in non-client accounts for which the Access Person makes investment decisions.

(1)  Name of Access Person:                         _________________________

(2)  If different than (1), name of the person
     in whose name the account is held:             _________________________

(3)  Relationship of (2) to (1):                    _________________________

(4) Broker at which Account is maintained:          _________________________

(5)  Account Number:                                _________________________

(6) Contact person at Broker and phone number       _________________________

(7) For each account, attach the most recent account statement listing Securities in that account. If the Access Person owns Beneficial Interests in Securities that are not listed in an attached account statement, list them below:

     Name of Security         Quantity          Value           Custodian
     ----------------         --------          -----           ---------

1. ____________________________________________________________________________

2. ____________________________________________________________________________

3. ____________________________________________________________________________

4. ____________________________________________________________________________

5. ____________________________________________________________________________

6. ____________________________________________________________________________


                     (ATTACH SEPARATE SHEET IF NECESSARY.)
     I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Interest, including those held in accounts of my Immediate Family.

                                           ________________________
                                           Access Person Signature

Dated:  _____________                      ________________________
                                           Print Name

                                                                     Appendix 4



                  ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                         AND LIMITED POWER OF ATTORNEY


     I acknowledge that I have received the Code of Ethics dated October 18, 1996, and represent that:

           1. In accordance with Section II.A. of the Code of Ethics, I will fully disclose the Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest.*

           2. In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B. 2. of the Code of Ethics.*

           3. In accordance with Section II.G.1 of the Code of Ethics, I will report all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section II.G.1. of the Code of Ethics.

           4. I will comply with the Code of Ethics in all other respects.

           5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.*

     I hereby appoint Strong Capital Management, Inc. as my attorney-in-fact for the purpose of placing orders for and on my behalf to buy, sell, tender, exchange, covert, and otherwise effectuate transactions in any and all stocks, bonds, options, and other securities. I agree that Strong Capital Management, Inc. shall not be liable for the consequences of any errors made by the executing brokers in connection with such transactions.*


                                                 __________________________
                                                 Access Person Signature


                                                 __________________________
                                                 Print Name
Dated:  __________

     * Representations (1), (2) and (5) and the Limited Power of Attorney do not apply to Independent Fund Directors.

Ctrl. No:_________________________                                    Appendix 5

                        STRONG CAPITAL MANAGEMENT, INC.
                    PRECLEARANCE REQUEST FOR ACCESS PERSONS

1. Name of Access Person (and trading entity, if different): __________________

2. Name and symbol of Security: _______________________________________________

3. Maximum quantity to be purchased or sold: __________________________________

4. Name and phone number of broker to effect transaction: _____________________

5.   Check if applicable:  Purchase  ____  Market Order    ____
                           Sale      ____  Limit Order     ____  (Limit Order Price: ___________)
                                           Not Held Order  ____

6. In connection with the foregoing transaction, I hereby make the foregoing representations and warranties:

  (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.
  (b)  To my knowledge:
       (1) The Securities or "equivalent" securities (i.e., securities issued by the same issuer) [ ARE / ARE NOT ] (circle one) held by any investment companies or other accounts managed by SCM;
       (2) There are no outstanding purchase or sell orders for this Security (or any equivalent security) by any investment companies or other accounts managed by SCM; and
       (3) None of the Securities (or equivalent securities) are actively being considered for purchase or sale by any investment companies or other accounts managed by SCM.
  (c)  The Securities are not being acquired in an initial public offering.
  (d) The Securities are not being acquired in a private placement or, if they are, I have reviewed Section II.D.3. of the Code and have attached hereto a written explanation of such transaction.
  (e) If I am a Portfolio Manager, none of the accounts I manage purchased or sold these Securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.
  (f) If I am purchasing these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold these Securities (or equivalent securities) in the prior 60 days.
  (g) If I am selling these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a beneficial Interest or otherwise) purchased these Securities (or equivalent securities) in the prior 60 days.
  (h) I have read the SCM Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

______________________________                   ______________________________
Access Person                                    Print Name
                    CERTIFICATION OF ACCESS PERSON DESIGNEE

     The undersigned hereby certifies that the above Access Person (a) directly instructed me to complete this Form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in this form are accurate.

________________________________                 ______________________________
Access Person Designee                           Print Name

                                 AUTHORIZATION

Authorized By: _____________________   Date: _____________ Time: _____________

                                   PLACEMENT

Trader:____________________  Date:___________  Time:_____________ Qty:_________

                                   EXECUTION

Trader:____________________  Date:___________  Time:_____________

Qty:____________ Price:________________________

         (Original to Compliance Department, Yellow  copy to Trading
                   Department, Pink copy to Access Person)

Confidential                                                          Appendix 6

                      ANNUAL CODE OF ETHICS QUESTIONNAIRE (1)

                             For ACCESS PERSONS of
                       The Strong Family of Mutual Funds,
                        Strong Capital Management, Inc.,
                      and Strong Funds Distributors, Inc.

                               September 18, 1996


Associate:  ____________________________

I.   Introduction

  Access Persons (2) are required to answer all of the questions below for the year September 1, 1995, through August 31, 1996, and then sign and return the questionnaire by FRIDAY, SEPTEMBER 27 to Jeff Nellessen in the Legal Department. ANSWERS OF "NO" TO ANY OF THE QUESTIONS MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 3. All information provided is kept confidential to the maximum extent possible. If you have any questions, please contact Jeff Nellessen at extension 3514.

II.  Annual certification of compliance with the Code of Ethics

  A. Have you, in accordance with Section II.B.1. of the Code of Ethics, obtained preclearance for all Securities (3) Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from preclearance under Section II.B.2. of the Code of Ethics? (If there have been no Securities Transactions, circle "Yes".)

       YES     NO        (CIRCLE ONE)

  B. Have you, in accordance with Section II.G.1. of the Code of Ethics, reported all Securities Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section II.G.1. of the Code of Ethics? In particular, have you arranged for the Legal Department to receive directly from your broker duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial
       Interest? (4)   (If there are no brokerage accounts, circle "Yes".)

       YES   NO     (CIRCLE ONE)
-------------------------

1 All definitions used in this questionnaire have the same meaning as those in the Code of Ethics.
2 Independent Fund Directors of the Strong Funds must complete a separate questionnaire.
3 Security, as defined, does NOT include open-end investment companies, including the Strong Funds.
4 Please contact Jeff Nellessen (extension 3514) if you are uncertain as to what confirmations and statements you have arranged for the Legal Department to receive.

  C. Have you complied with the Code of Ethics in all other respects, including the gift policy (Section III.B.)?

       YES     NO     (CIRCLE ONE)

     LIST ON THE ATTACHMENT ALL REPORTABLE5 GIFTS6 GIVEN OR RECEIVED FOR THE YEAR SEPTEMBER 1, 1995, THROUGH AUGUST 31, 1996, NOTING THE MONTH, "COUNTERPARTY," GIFT DESCRIPTION, AND ESTIMATED VALUE. IF NONE, SO STATE.


III. Annual certification of compliance with Insider Trading Policy

     Have you complied in all respects with the Insider Trading Policy (dated October 20, 1995)?

     YES   NO     (CIRCLE ONE)

IV.  Disclosure of directorships statement


A. I am not, nor is any member of my Immediate Family, a director and/or an officer of any for-profit, privately held companies.7 (If you are NOT, answer YES.)

     YES   NO     (CIRCLE ONE)

     If "NO", please list on the Attachment each company for which you are, or a member of your Immediate Family is, a director.

B. If the response to A. is "NO", is there a reasonable expectation that any of the companies for which you are, or a member of your Immediate Family is, a director and/or an officer, will go public or be acquired within the next 12 months?

     YES   NO     (CIRCLE ONE)

     (If the answer is "YES", please be prepared to discuss this matter with a member of the Legal Department in the near future.)

ANSWERS OF "NO" TO ANY OF THE ABOVE QUESTIONS MUST BE EXPLAINED ON THE "ATTACHMENT" ON PAGE 3.

I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.

                                       ___________________________________
                                       Access Person Signature

Dated:  _________________________
                                       Print Name ________________________

____________________________

5 Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors, (ii) items donated to charity (through Mary Beitzel in Legal), or (iii) food items consumed on the premises.
6 Entertainment -- i.e., a meal or activity with the vendor present -- does not have to be reported.
7 Per Section III.F. of the Code of Ethics, no Access Person, other than an
  Independent Fund Director, may serve on the board of directors of a publicly held company.

                                 ATTACHMENT TO
                      ANNUAL CODE OF ETHICS QUESTIONNAIRE

         (to explain all "NO" answers and to list reportable(8) gifts(9) )


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


GIFTS(8),(9) for the year September 1, 1995, through August 31, 1996. (If NONE, so state):

   Month         Gift Giver / Receiver    Gift Description      Estimated Value
   -----         ---------------------    ----------------      ---------------

1. _____________________________________________________________________________

2. _____________________________________________________________________________

3. _____________________________________________________________________________

4. _____________________________________________________________________________

5. _____________________________________________________________________________

6. _____________________________________________________________________________

7. _____________________________________________________________________________

8. _____________________________________________________________________________

9. _____________________________________________________________________________

10._____________________________________________________________________________

                (CONTINUE ON AN ADDITIONAL SHEET IF NECESSARY.)

__________________

8 Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors, (ii) items donated to charity (through Mary Beitzel in Legal), or (iii) food items consumed on the premises.
9 Entertainment -- i.e., a meal or activity with the vendor present -- does not have to be reported.

                                                                      Appendix 7




                          LIST OF BROAD-BASED INDICES


Listed below are the broad-based indices as designated by the Compliance Department. See Section II.B.3. for additional information.


-------------------------------------------------
DESCRIPTION OF OPTION           SYMBOL  EXCHANGE
-------------------------------------------------
Computer Technology             XCI     AMEX
-------------------------------------------------
Eurotop 100                     ERT     AMEX
-------------------------------------------------
Hong Kong Option Index          HKO     AMEX
-------------------------------------------------
Inter@ctive Wk. Internet Index  INX     CBOE
-------------------------------------------------
Japan Index                     JPN     AMEX
-------------------------------------------------
Major Market Index *            XMI     AMEX
-------------------------------------------------
Morgan Stanley High Tech Index  MSH     AMEX
-------------------------------------------------
NASDAQ-100                      NDX     CBOE
-------------------------------------------------
Pacific High Tech Index         XPI     PSE
-------------------------------------------------
Russell 2000 *                  RUT     CBOE
-------------------------------------------------
Semiconductor Sector            SOX     PHLX
-------------------------------------------------
S & P 100 *                     OEX     CBOE
-------------------------------------------------
S & P 500 *                     SPX     CBOE
-------------------------------------------------
Technology Index                TXX     CBOE
-------------------------------------------------
Value Line Index *              VLE     PHLX
-------------------------------------------------
Wilshire Small Cap Index        WSX     PSE
-------------------------------------------------

-------------------------------------------------
* Includes LEAPS.
-------------------------------------------------

                                                                      Appendix 8

                         FORM LETTER TO BROKER OR BANK


                                     [DATE]


<Broker Name>
<Broker Address>
<Broker City, State and Zip>

Subject:  Account Number_____________________
          Account Registration_______________

Dear ____________:

Strong Capital Management, Inc. ("SCM"), my employer, is a registered investment adviser as well as the indirect parent of an NASD member firm. The Code of Ethics of SCM requires that I have certain personal securities transactions placed on my behalf by the trading desk of SCM. Accordingly, please send me the necessary forms or instructions that you will require in order to enable the securities traders of SCM to place orders on my behalf.

In addition, you are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to SCM. Please address the confirmations and statements directly to:

            Confidential
            Chief Compliance Officer
            Strong Capital Management, Inc.
            100 Heritage Reserve
            Menomonee Falls, Wisconsin  53051

Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Mr. Jeffrey C. Nellessen of Strong at (414) 359-3400.

                                        Sincerely,



                                        <Name of Access Person>

Copy:  Mr. Jeffrey C. Nellessen

                                                                      Appendix 9
                                  GIFT POLICY


                                   MEMORANDUM



TO:          All Associates

FROM:        Thomas P. Lemke

DATE:        December 1, 1994

SUBJECT:     Gift Policy Reminder



     With the Holiday season upon us, I wanted to remind you of our firm's gift policy, which covers both GIVING GIFTS TO and ACCEPTING GIFTS FROM clients, brokers, persons with whom we do business, or others (collectively, "vendors"). It is based on the applicable requirements of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and is included as part of the firm's Codes of Ethics.

     Under our policy, associates may not give gifts to or accept gifts from vendors with a value in excess of $100 per person per year and must report to the firm annually if they accept certain types of gifts. The NASD defines a "gift" to include any kind of gratuity. Since giving or receiving any gifts in a business setting may give rise to an appearance of impropriety or may raise a potential conflict of interest, we are relying on your professional attitude and good judgment to ensure that our policy is observed to the fullest extent possible. The discussion below is designed to assist you in this regard.

     If you have any questions about the appropriateness of any gift, contact Legal.

1. GIFTS GIVEN BY ASSOCIATES

     Under applicable NASD rules, an associate may not give any gift with a value in excess of $100 per year to any person associated with a securities or financial organization, including exchanges, broker-dealers, commodity firms, the news media, or clients of the firm. Please note, however, that the firm may not take a tax deduction for any gift with a value exceeding $25.

     This memorandum is not intended to authorize any associate to give a gift to a vendor -- appropriate supervisory approval must be obtained before giving any gifts.

2. GIFTS ACCEPTED BY ASSOCIATES

        On occasion, because of their position within the firm, associates may be offered, or may receive without notice, gifts from vendors. Associates may not accept any gift or form of entertainment from vendors (e.g., tickets to the theater or a sporting event where the vendor does not accompany the associate) other than gifts of NOMINAL VALUE, which the NASD defines as under $100 in total from any vendor in any year (managers may, if they deem it appropriate for their department, adopt a lower dollar ceiling). Any gift accepted by an associate must be reported to the firm, subject to certain exceptions (see heading 4 below). In addition, note that our gift policy does not apply to normal and customary business entertainment or to personal gifts (see heading 3 below).

     Associates may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in ANY amount, and under no circumstances may an associate solicit a gift from a vendor.

     Associates may wish to have gifts from vendors donated to charity, particularly where it might be awkward or impolite for an associate to decline a gift not permitted by our policy. In such case, the gift should be forwarded to Mary Beitzel in Legal, who will arrange for it to be donated to charity. Similarly, associates may wish to suggest to vendors that, in lieu of an annual
gift, the vendors make a donation to charity.   In either situation discussed
in this paragraph, an associate would not need to report the gift to the firm (see heading 4 below).

3. EXCLUSION FOR BUSINESS ENTERTAINMENT/PERSONAL GIFTS

     Our gift policy does not apply to normal and customary business meals and entertainment with vendors. For example, if an associate has a business meal and attends a sporting event or show with a vendor, that activity would not be subject to our gift policy, provided the vendor is present. If, on the other hand, a vendor gives an associate tickets to a sporting event and the associate attends the event without the vendor also being present, the tickets would be subject to the dollar limitation and reporting requirements of our gift policy. Under no circumstances may associates accept business entertainment that is extraordinary or extravagant in nature.

     In addition, our gift policy does not apply to usual and customary gifts given to or received from vendors based on a personal relationship (e.g., gifts between an associate and a vendor where the vendor is a family member or personal friend).

4. REPORTING

     The NASD requires gifts to be reported to the firm. Except as noted below, associates must report annually all gifts given to or accepted from vendors (Legal will distribute the appropriate reporting form to associates).

     Associates are NOT required to report the following: (i) usual and customary promotional items given to or received from vendors (e.g., hats, pens, T-shirts, and similar items marked with a firm's logo), (ii) items donated to charity through Mary Beitzel in Legal, or (iii) food items consumed on the firm's premises (e.g., candy, popcorn, etc.).


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